UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

Innovative Food holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3845 Beck Blvd,. Suite 805, Naples, Florida	34114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 11, 2012, the registrant entered into a Subscription Agreement with an accredited investor pursuant to which, among other things, the noteholder issued a Secured Convertible Promissory Note (the “note”) in the face amount of $1,200,000 at a purchase price of $1,080,000.  The note carries simple interest at an annual rate of 4.5% and is due in full by April 2015.  The note is convertible into the registrant's common stock at a fixed conversion price of $0.02 per share.  The note has a predetermined paydown schedule, a four (4) month grace period on repayments and allows for prepayments at any time. The note also includes cross-default provisions; is secured by all of the registrant's and its subsidiaries' assets; and is guaranteed by each of the subsidiaries. The proceeds of the note are for targeted acquisition purposes.   As part of the transaction, the registrant also issued to the noteholder eight year warrants to purchase 23 million shares at an exercise price of $0.0002 per share. In addition, the registrant issued up to an additional 12 million warrants at such price which can be exercised commencing May 11, 2013, up to an additional 15 million warrants exercisable commencing eight months thereafter, and up to an additional 25 million warrants exercisable commencing eight months thereafter.  Depending upon the outstanding balance of the note, it is possible that some, or even all, of these additional warrants may never become exercisable.  Both the note and warrants contain adjustments in the event of certain specified corporate events and blockers preventing the noteholder from owning more than 9.9% of the registrant's common stock at any time.

This brief description of the terms of the Subscription Agreement, note and warrants are subject to the terms of the full documents, copies of which are filed as an exhibit hereto.

Item 8.01.  Other Events

On or before May 18, 2012, the registrant expects to file a notice with the Financial Industry Regulatory Authority (“FINRA”) that it plans to implement a 50:1 reverse split of its outstanding common stock during May.  The date of the split will depend upon the timing of the registrant’s filing of the necessary forms and FINRA’s review.  However, it is anticipated that the record date will occur prior to the end of the current month, May 2012.  The reverse split was approved by the registrant’s shareholders at its 2011 Annual Meeting.  Under the plan, any shareholders holding a fractional share as a result of the reverse split will not receive a fractional share but will only be entitled to receive cash, equal to the market value, of such fractional share.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit                      Description

10.1	Subscription Agreement dated as of May 11, 2012 between the Registrant and Alpha Capital Anstalt.

10.2	Secured Convertible Promissory Note dated as of May 11, 2012 of the registrant issued to Alpha Capital Anstalt.

10.3	Class E Common Stock Purchase Warrant issued to Alpha Capital Anstalt.

10.4	Class F Common Stock Purchase Warrant issued to Alpha Capital Anstalt

10.5	Class G Common Stock Purchase Warrant issued to Alpha Capital Anstalt

10.6	Class H Common Stock Purchase Warrant issued to Alpha Capital Anstalt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: May 17, 2012
By: /s/ Sam Klepfish
Sam Klepfish, CEO

Exhibit Index

Exhibit                      Description

10.1	Subscription Agreement dated as of May 11, 2012 between the Registrant and Alpha Capital Anstalt.

10.2	Secured Convertible Promissory Note dated as of May 11, 2012 of the registrant issued to Alpha Capital Anstalt.

10.3	Class E Common Stock Purchase Warrant issued to Alpha Capital Anstalt.

10.4	Class F Common Stock Purchase Warrant issued to Alpha Capital Anstalt

10.5	Class G Common Stock Purchase Warrant issued to Alpha Capital Anstalt

10.6	Class H Common Stock Purchase Warrant issued to Alpha Capital Anstalt